Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO BROADCAST 2006 FOURTH QUARTER
CONFERENCE CALL LIVE ON THE INTERNET
NASHVILLE, Tenn. (Feb. 6, 2007) — AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2006 fourth quarter and year-end earnings release conference call.
     The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, February 20, 2007. The on-line replay will follow shortly after the call and continue for 30 days.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2006, AmSurg owned a majority interest in 153 continuing centers in operation and had four centers under development and three centers awaiting CON approval.
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